Exhibit 10(a)21

FIRST AMENDMENT TO THE SOUTHERN COMPANY
DEFERRED COMPENSATION PLAN
WHEREAS, the Board of Directors of Southern Company Services, Inc. heretofore established and adopted the Southern Company Deferred Compensation Plan, as amended and restated effective January 1, 2018 (the “Plan”);
WHEREAS, under Section 8.3 of the Plan, the Benefits Administration Committee (the “Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority; and
WHEREAS, the Committee, in its settlor capacity, desires to amend the Plan to (i) provide for cessation of active participation for employees of Pivotal Home Solutions, Elizabethtown Gas, Elkton Gas, Florida City Gas, and Southern Power Company who are no longer Employees due to the divestitures that have occurred or will occur during 2018; (ii) provide for full vesting for Elizabethtown Gas and Elkton Gas participants upon the sale of the respective assets of the Elizabethtown Gas and Elkton Gas divisions; and (iii) provide for full vesting for Florida City Gas participants and Southern Power Company participants and transfer of their benefits to the buyer’s nonqualified plan.
NOW, THEREFORE, pursuant to resolutions adopted on August 1, 2018 and October 22, 2018, the Committee herby amends the Plan as follows, effective as specified herein:
1.
The Plan is hereby amended by adding a new Section 4.4 to read as follows:
4.4    Provisions Regarding Divestitures.
(a)    Pivotal Home Solutions.
(1)    Cessation of Active Participation. Effective as of June 4, 2018, (i) Nicor Energy Services Company d/b/a Pivotal Home Solutions will cease to be an affiliated company of Southern Company Gas for purposes of Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of Nicor Energy Services Company d/b/a Pivotal Home Solutions will cease to be eligible to actively participate in the Plan.
(2)    Payment of Existing Balances. Notwithstanding subsection (1) above, the Accounts of Participants who cease to be Employees due to the sale of Nicor Energy Services Company d/b/a Pivotal Home Solutions will remain in the Plan until fully distributed according to the Plan’s terms.

(b)    Elizabethtown Gas and Elkton Gas.
(1)    Cessation of Active Participation. Effective as of July 1, 2018, Participants who cease to be Employees due to the sale of certain assets of Pivotal Utility Holdings, Inc. (i.e., the Elizabethtown Gas and Elkton Gas divisions) will cease to be eligible to actively participate in the Plan.
(2)    Payment of Existing Balances. Notwithstanding subsection (1) above, the Accounts of Participants who cease to be Employees due to the sale of certain assets of Pivotal Utility Holdings, Inc. (i.e., the Elizabethtown Gas and Elkton Gas divisions) will remain in the Plan until fully distributed according to the Plan’s terms.
(3)    Vesting Acceleration. Effective as of July 1, 2018, Participants who cease to be Employees due to the sale of the assets of Pivotal Utility Holdings, Inc. (i.e., the Elizabethtown Gas and Elkton Gas divisions) will be deemed to be fully vested for all purposes hereunder.
(c)    Florida City Gas.
(1)    Cessation of Active Participation. Effective as of July 29, 2018, (i) Pivotal Utility Holdings, Inc. will cease to be an affiliated company of Southern Company Gas for purposes of Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (holding the Florida City Gas division) will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of July 29, 2018, Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (i.e., the Florida City Gas division), or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of the stock of Pivotal Utility Holdings, Inc., will be deemed to be fully vested for all purposes hereunder.
(3)    Spinoff to Buyer’s Plan. Effective as of July 29, 2018, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (i.e., the Florida City Gas division), or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of the stock of Pivotal Utility Holdings, Inc., will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.
(d)    Southern Power Company.
(1)    Cessation of Participation. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and

Southern Company – Oleander LLC (holding the Oleander Facility) will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will be deemed to be fully vested for all purposes hereunder
(3)    Spinoff to Buyer’s Plan. Effective as of December 4, 2018, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.
2.
Except as amended herein by this First Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Committee, through its authorized representative, has adopted this First Amendment to the Southern Company Deferred Compensation Plan, as amended and restated as of January 1, 2018, this 7th day of December, 2018.

BENEFITS ADMINISTRATION COMMITTEE
By:	/s/James M. Garvie
Name:	James M. Garvie
Its:	Chairperson

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